Pictured: Actual Reclaimed Waste Coal Site in Russellton, PA Q4 and Year-End 2021 Investor Presentation March 2022

Disclaimer The information, financial projections and other estimates contained herein contain forward-looking statements with respect to the anticipated performance of the Company. Such financial projections and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company concerning the future performance of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements and information included herein. In addition, such information, financial projections and estimates were not prepared with a view to public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants or U.S. generally accepted accounting principles (“GAAP”). Accordingly, although the Company’s management believes the financial projections and estimates contained herein represent a reasonable estimate of the Company’s projected financial condition and results of operations based on assumptions that the Company’s management believes to be reasonable at the time such estimates are made and at the time the related financial projections and estimates are disclosed, there can be no assurance as to the reliability or correctness of such information, financial projections and estimates, nor should any assurances be inferred, and actual results may vary materially from those projected. This presentation includes financial measures that are not presented in accordance with GAAP. While management believes such non-GAAP measures are useful, it is not a measure of our financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of such performance derived in accordance with GAAP. These non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the Company or any of its affiliates, directors, officers, employees, members, partners, shareholders or agents makes any representation or warranty with respect to the accuracy or completeness of such information. Although the Company believes the sources are reliable, it has not independently verified the accuracy or completeness of data from such sources. Additionally, descriptions herein of market conditions and opportunities are presented for informational purposes only; there can be no assurance that such conditions will actually occur or result in positive returns. Recipients of this presentation should make their own investigations and evaluations of any information referenced herein. Information regarding performance by, or businesses associated with our management team and their respective affiliates is presented for informational purposes only. You should not rely on the historical record of our management team’s performance or the performance of their respective affiliates as indicative of our future performance. The recipient should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The recipient should consult its own counsel, tax advisors and financial advisors as to legal and related matters concerning the matters described herein. By reviewing this presentation, the recipient confirms that it is not relying upon the information contained herein to make any decision. This presentation does not purport to be all-inclusive or to contain all of the information that the recipient may require to make any decision. 2

Stronghold at Glance 3 Note: all data as of 3/24/22 unless otherwise noted 1. Based on total shares outstanding of 48.2mm as of 3/25/22 2. Includes 2,635 miners purchased on 3/28/22, and all 15,000 MinerVa miners The only vertically integrated and environmentally beneficial public Bitcoin mining company NASDAQ Ticker Symbol SDIG Share Price (3/28/22) $9.65 Market Cap (3/28/22) (1) $465mm Miners Delivered 25,000+ Current Hash Rate Capacity 2.3 EH/s Contracted Hash Rate Capacity (2) 5.5 EH/s Current Power Capacity 165 MW Total Revenue (Q4 2021) $17.0mm Bitcoins Mined (Q4 2021) 181 Bitcoins Mined in March 2022 ~148 165 MW of power generation capacity with additional 112 MW under LOI / exclusivity 57k+ miners delivered or under contract (2) ~265,000 tons of coal refuse eliminated from the environment during Q4 2021 Owner of two waste coal reclamation facilities: Scrubgrass and Panther Creek

Mission Statement 4 Accelerating the remediation of environmentally neglected communities through the mining of digital assets

ESG Leader through Coal Refuse Reclamation

Stronghold removed ~264,000 tons of waste coal from the environment in Q4 2021

Before



Reclamation Process

1. Remove coal refuse from environment
2. Generate energy from coal refuse in an emissions-controlled manner
   - Eliminates ~90% of NOx emissions
   - Eliminates ~98% of SO2 emissions
   - Eliminates ~99.9% of particle emissions
   - Eliminates ~99.9% of mercury emissions
3. Utilize beneficial in reclamation projects, cement, fertilizer, and filler

After



~840 piles with potentially billions of tons of coal refuse

Stronghold has already reclaimed ~1,000 acres of previously unusable land

Eliminate coal refuse from environment with each Bitcoin mined

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The Value of Vertical Integration 6 Offers downside protection and facilitates management of costs and supply chain 1 Own and Operate Power Generation Assets  Maximizes efficiency and reduces costs  Provides downside protection and ability to sell to grid (improving grid stability)  Not without operational risk – lower-than-expected uptime at Scrubgrass, which we believe will be resolved in H2 2022 following investments 2 Own, Develop, and Operate Datacenters  Reduces costs (capex & opex)  Minimizes supply-chain risk and counterparty risk  Improves operational control 3 Own and Operate Bitcoin Miners  Stronghold is a reliable partner to manufacturers and other suppliers of miners

Recent Accomplishments 7 Continued growth following IPO in October 2021 Grew Hash Rate Capacity  Exited 2021 with >1 EH/s of hash rate capacity  Continued installation of miners; hash rate capacity ~2.3 EH/s as of 3/24/22 Purchased Miners  Purchased ~21,100 Bitcoin miners in Q4 2021 and ~3,675 in Q1 2022, representing an additional ~2.4 EH/s of hash rate capacity  Of these miners, ~8,300 were purchased in the open market for immediate delivery Increased Power Generation Capacity  Closed the acquisition of Panther Creek reclamation and generation facility (80 MW) in November 2021  Continue to make progress on due diligence on additional power generation assets Expanded Datacenter Capacity  Constructed datacenter at Panther Creek and began installing miners in December 2021  Mining capacity built out to ~60 MW out of 80 MW as of 3/24/22  101 StrongBoxes built to date (~101 MW) Raised Additional Capital  Secured $54mm in equipment financing in December 2021 – non-recourse to Stronghold  Secured ~$13mm in equipment financing in January 2022 – non-recourse to Stronghold  Amended WhiteHawk equipment financing in March 2022, increasing commitment by $25mm and removing all 15,000 MinerVa miners from the collateral basket

Recent Challenges

Delays in miner deliveries and datacenter commissioning have negatively impacted results

	Overview	Impact on Stronghold	Course of Action
MinerVa Deliveries	➢ Have received ~3,300 of 15,000 miners that were expected to be delivered by December 2021 ➢ Timing of future delivers remains uncertain	➢ ~$30-35mm in estimated revenue missed through March 2022 (1) ➢ Total impact will depend on ultimate timing of future deliveries	➢ Evaluating paths forward with objective of recovering as much economic value as possible ➢ Amended WhiteHawk financing agreement to remove MinerVa miners from collateral basket
Joint Venture Commissioning	➢ First 9,900 miners delivered, but delayed ~2 months ➢ 4 of 24 total datacenter pods currently operational (was expected to be fully operational by Q4 2021) ➢ JV implemented to de-risk datacenter ops/development ➢ Per original terms, JV partner provides pods and receives 35% of profit generated in their pods	➢ ~$10mm in estimated revenue missed through March 2022 due to delayed deliveries and capacity limitations	➢ Ran miners in StrongBoxes (no profit share owed) ➢ Amended hosting agreement, temporarily reducing profit share to be paid to the partner and incorporating performance thresholds ➢ Expanded JV by 2,675 miners at cost of $37.5/T (to be paid 5 months after delivery) with 20-25% profit share

1. Assumes 15,000 miners delivered per original contract terms of delivery by December 31, 2021

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Q4 2021 Financial & Operational Results

Large-scale miner installations began in late Q4 2021

Key Metrics	
Total Revenue (000's)	$17,009
Net Loss (000's)	($17,493)
Adjusted EBITDA (000's)	$295
Tons of Coal Refuse Removed from Piles	~265,000
Tons of Beneficial Use Ash Returned to Remediate Piles	~142,000
Total Miners Delivered by YE 2021	~14,700
Hash Rate Capacity at YE 2021 (EH/s)	~1.3

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Rapidly Scaling Bitcoin Mining Operation 10 Massive growth to date, and significant contracted growth through YE 2022 Actual and Projected Hash Rate Capacity (EH/s) 4.3 0.2 1.3 2.3 3.2 3.9 5.5 – 2.0 4.0 6.0 9/30/2021 12/31/2021 3/24/2022 6/30/2022 9/30/2022 12/31/2022 Actual Forecast Current hash rate capacity ~2.3 EH/s YE 2022E hash rate capacity:  ~4.3 EH/s if we receive no more MinerVa miners  ~5.5 EH/s if we receive all contracted MinerVa miners Guiding to 4.1 EH/s installed at YE 2022 based on current power capacity (could be higher with procurement of incremental power and development of necessary infrastructure)

Liquidity and Capital Resources

Projected to have sufficient liquidity to fund operations and meet financial obligations

- ~$39.5mm in cash and cryptocurrencies as of 12/31/21 (1)

- ~$35mm undrawn on debt financings in place as of 12/31/21

- ~$38mm of debt raised since YE 2021

- **Current liquidity:** ~$30mm cash, 344 BTC held in wallets, and ~$18mm in undrawn equipment financing with additional miners and equipment to be financed as of 3/29/22 (2)

1. Excludes $2.7mm of restricted digital currencies
2. Includes 250 BTC under the forward sale agreement

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2022 Objectives  Expeditiously install miners under existing contracts  Improve datacenter operations  Rapidly complete commissioning of datacenters at Scrubgrass and Panther Creek  Maximize miner uptime  Enhance data-tracking capabilities to optimize operations  Extract as much value from pending equipment deliveries  Optimize procurement strategy prioritizing immediate-delivery purchases and reducing counterparty risk  Recent success in these efforts with only a few weeks from purchase agreement to machines hashing  Complete plant upgrades to enable Scrubgrass to consistently operate at full load by 2H 2022  Acquire one or more additional power asset(s)  Continue to explore M&A opportunities  Increase contact with investors and frequency of operations updates 12 Emphasize generating shareholder value; deemphasize growth for growth’s sake

Investment Highlights 13 % Environmentally beneficial operations Vertically integrated business model, facilitating low costs and increased efficiency and control Significant scale and contracted growth Management team with majority ownership Company guidance indicates strong future performance

Appendix

Reconciliation of Non-GAAP Items 15 Reconciliation of Adjusted EBITDA (000’s) Three Months Ended 12/31/22 Net Income (Loss) ($17,493.3) Interest, net 2,027.9 Depreciation and amortization 5,144.2 Impairment of digital currencies 1,404.0 One time non-recurring expenses 5,282.7 Expenses related to stock-based compensation 2,768.8 Waste coal credits (0.6) Changes in fair value of forward sale derivative 116.5 Changes in fair value of warrant liabilities 1,045.3 Adjusted EBITDA $295.3

Bitcoin Mining Economics Drivers 16 Revenue Net Cost of Power Mining Opex Expenses Price of Miners Infrastructure Capex Company Hash Rate Network Hash Rate Bitcoin Price Mining Rewards 6.25 BTC per block + transaction fees 52,560 blocks per year Less: Divided by: Invested Capital = Mining Profitability = Return on Invested Capital